UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 23, 2009
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Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

5307 NW 35th TERRACE
FORT LAUDERDALE, FL 33309
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(Address of principal executive offices)

(954) 581-9800
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See Item 5.02 below — “Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers —Employment and Stock Option Agreements for Chief Executive Officer and Executive Vice President/Chief Financial Officer.”

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment and Stock Option Agreements for Chief Executive Office and Executive Vice President/Chief Financial Officer and Senior Vice President

On March 23, 2009, Imaging Diagnostic Systems, Inc. (the “Company”) entered into one-year employment agreements and accompanying stock option agreements with two of its executive officers, Linda B. Grable, Chief Executive Officer (the “Grable Agreement”), and Allan L. Schwartz, Executive Vice President and Chief Financial Officer (the “Schwartz Agreement”).

The two one-year employment agreements commence on March 23, 2009 and have accompanying option agreements which provide each executive a non-qualified option to purchase 3,000,000 shares of the Company’s common stock which shall vest and become exercisable on March 24, 2009.  The option exercise price per share is $.01 based on the closing price on March 23, 2009 of $.0085.  The Grable Agreement, which supersedes her April 16, 2008 employment Agreement except that the 1,000,000 options granted in that agreement remain in effect and shall vest on April 16, 2009, provides an annual base salary of $144,000 per annum and the Schwartz Agreement provides an annual base salary of $192,000 per annum.

Attached as Exhibits 10.102 and 10.103 and incorporated by reference are copies of the Grable and Schwartz Employment and Stock Option Agreements, respectively.

Item 9.01       Financial Statements and Exhibits

(c) Exhibits

10.102	One-Year Employment and Stock Option Agreement dated March 23, 2009 between Imaging Diagnostic Systems, Inc. and Linda B. Grable, Chief Executive Officer.
10.103	One-Year Employment and Stock Option Agreement dated March 23, 2009 between Imaging Diagnostic Systems, Inc. and Allan L. Schwartz, Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Date:  March 27, 2009

/s/ Allan L. Schwartz

By: Allan L. Schwartz
Executive Vice President and
Chief Financial Officer